Exhibit 10.2

Amendment No. 4

to

Employment Letter Agreement

This Amendment No. 4 is made effective as of November 2, 2010, and modifies and amends the Employment Letter Agreement dated May 2, 2005, and previously amended Amendment No. 1 dated as of January 28, 2007, by Amendment dated as of December 21, 2007, and by Amendment No. 3 dated January 1, 2009 (collectively, the “Agreement”), between NewPage Corporation (“Company”) and Daniel A. Clark (“Executive”). Terms defined in the Agreement have the same meaning when used in this Amendment unless otherwise indicated. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, Company and Executive agree as follows:

1.	Section 1 of the Agreement is amended to change Executive’s title to “Senior Vice President and Chief Administrative Officer.”

2.	Section 3(a) of the Agreement is amended to reflect Executive’s current Base Salary of $340,000.

3.	Section 3(c) of the Agreement is amended to reflect Executive’s current target bonus percentage of 65% of Base Salary.

4.	Except as modified by this Amendment, the Agreement remains in full force and effect.

Company:	Executive:
NewPage Corporation

By: /s/ Douglas K. Cooper	/s/ Daniel A. Clark
Title: Vice President